Exhibit 3

W. R. Grace & Co.

February 20, 2019

40 North Management LLC
9 West 57th Street, 30th Floor
New York, NY 10019
Attention: David S. Winter and David J. Millstone

Dear David and David:

W. R. Grace & Co. (the “Company”), on the one hand, and the 40 North Group (as defined below), on the other hand, have mutually agreed to the terms contained in this letter (this “Letter Agreement”). Certain capitalized terms used herein are defined in Section 10 below. In consideration of and in reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the 40 North Group hereby agree and confirm as follows:

Section 1. Board and Other Matters.

(a) The Board of Directors shall duly adopt a resolution no later than the date of the mailing of the Company’s proxy statement relating to the 2019 Annual Meeting, to increase the size of the Board of Directors from nine (9) Directors to eleven (11) Directors, effective as of the date such resolution is adopted.

(b) The Company will include (i) Kathleen G. Reiland (the “40 North Designee”) on the slate of Director nominees recommended by the Board of Directors for a term to expire at the 2020 Annual Meeting in the Company’s proxy statement and on its proxy card relating to the 2019 Annual Meeting and (ii) Henry R. Slack (the “New Independent Director”) on the slate of Director nominees recommended by the Board of Directors for a term to expire at the 2022 Annual Meeting in the Company’s proxy statement and on its proxy card relating to the 2019 Annual Meeting, in each case subject to the 40 North Designee and the New Independent Director, as applicable, providing to the Company all information regarding himself or herself required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and as required of any nominee by the Company’s amended and restated bylaws (the “Bylaws”) as of the date hereof; provided that, the Company will (A) promptly notify 40 North if the Company believes that the 40 North Designee and/or the New Independent Director have not provided all such information and (B) provide the 40 North Designee and/or the New Independent Director, as applicable, a reasonable opportunity to provide any missing information to the Company. If the 40 North Designee and/or the New Independent Director provide the requisite information described in the preceding sentence to the Company, the Company shall solicit votes in support of the election of the 40 North Designee and/or the New Independent Director, as applicable, at the 2019 Annual Meeting to the same extent it does for the other nominees it recommends for election at the 2019 Annual Meeting.

(c) The Board of Directors will not utilize committees of the Board of Directors or recusals for the purpose of discriminating against the New Independent Director or the 40 North Designee in order to limit their participation in substantive deliberations of the Board of Directors, except that the Board of Directors may utilize committees or recusals in order to limit the participation of any Director to the extent a majority of the independent Directors (for this purpose not counting the Director who may have a material conflict of interest in the numerator or denominator) reasonably determine in good faith (based on advice from outside counsel) that doing so is advisable due to a material conflict of interest. If the New Independent Director and/or the 40 North Designee are elected or appointed to serve on the Board of Directors (or, if any replacement of the New Independent Director or the 40 North Designee is elected or appointed to the Board of Directors pursuant to Section 1(d) or Section 1(e) (as applicable)), the Board of Directors shall immediately designate the New Independent Director, the 40 North Designee or a replacement of the foregoing as members of each of the Company’s existing committees and any committee established after the date hereof subject to the first sentence of this Section 1(c); provided that if the Board of Directors changes its practice of constituting each of its committees with all of the independent members of the Board of Directors, such change shall also be applicable to the 40 North Designee and the New Independent Director; provided, further that if such a change in practice occurs, the Board of Directors shall consider in good faith any request of the 40 North Designee and the New Independent Director to serve on any committee of the Board of Directors.

(d) If Kathleen G. Reiland ceases to be a member of the Board of Directors before her term (or any new term pursuant to Section 1(h)) has expired due to her death or incapacity or as a result of her being asked by 40 North to resign from the Board of Directors on account of Kathleen G. Reiland ceasing to be employed or otherwise engaged by or associated with the 40 North Group (but in no event, for clarification, following any of the events specified in Section 1(g) or pursuant to Section 2(a)(ii)(A)), 40 North will be entitled to designate another individual who (i) is reasonably acceptable to the Nominating and Governance Committee of the Board of Directors, (ii) has no disqualifying attributes relating to his or her reputation, integrity and competence as reasonably determined by the Nominating and Governance Committee of the Board of Directors, (iii) meets all director independence and other standards of the New York Stock Exchange, the Exchange Act, and the SEC to serve as a Director of the Company and (iv) signs and delivers to the Company the same irrevocable resignation letter described in Section 1(g) (with the only changes being the substitution of the name of the Director, any address and the date of the delivery of the letter), in which case the Board of Directors will appoint such individual as a Director (and as a member of the committees of which such replacement Director’s predecessor was a member immediately prior to the conclusion of such predecessor’s membership on the Board of Directors) to serve for the remainder of the term of the replaced 40 North Designee; provided that, for the purpose of clause (i) above and without in any way limiting clause (i) above, a candidate shall not be deemed reasonably acceptable unless (A) he or she is or was an executive officer of 40 North, Standard, any Affiliate of 40 North or Standard (other than, in each case, any employee whose principal responsibilities pertain to any operating company of Standard or any of its subsidiaries), or (B) the Nominating and Governance Committee of the Board of Directors otherwise finds him or her acceptable in its discretion.

(e) If the New Independent Director ceases to be a member of the Board of Directors before his or her term has expired other than because of his or her voluntary resignation (but in no event, for clarification, following any of the events specified in Section 1(g)), the Nominating and Governance Committee of the Board of Directors and 40 North will jointly conduct a search process to identify as promptly as reasonably practicable a replacement who (i) is mutually agreeable to the Company and 40 North, (ii) is independent of both the Company and the 40 North Group and (iii) signs and delivers to the Company the same irrevocable resignation letter described in Section 1(g) (with the only changes being the substitution of the name of the Director, any address and the date of the delivery of the letter), and promptly after identification, the Board of Directors will appoint such individual to serve as a Director (and as a member of the committees of which such replacement Director’s predecessor was a member immediately prior to the conclusion of such predecessor’s membership on the Board of Directors) for the remainder of the term of the replaced New Independent Director. If a Director is replaced as contemplated by the preceding sentence or Section 1(d) above or appointed in lieu of a nominee in accordance with Section 2(c), all references to that Director (including references to “New Independent Director” or “40 North Designee” or references by name to Kathleen G. Reiland or Henry R. Slack) in this Letter Agreement and the Confidentiality Agreement will thereafter be deemed references to the applicable replacement Director.

(f) The policies and procedures applicable to other Directors will be applicable to the New Independent Director and the 40 North Designee as well.

(g) Concurrently with the execution of this Letter Agreement, Kathleen G. Reiland has signed and delivered to the Company a letter (in the form attached hereto as Exhibit A) irrevocably resigning as a Director, with such resignation effective as of the day any of the following first occurs: (i) a reduction in the 40 North Group’s “net long position” in shares of Common Stock to less than 6,679,297 shares of Common Stock (adjusted in an appropriate manner for stock splits, stock dividends and similar events); or (ii) a court of competent jurisdiction makes a determination on the merits that 40 North, the 40 North Group or the 40 North Designee has materially breached this Letter Agreement or the Confidentiality Agreement. If, following the resignation of the 40 North Designee as a result of a court determination as provided in clause (ii) of this Section 1(g), such decision is reversed or vacated on appeal due to a finding on the merits that the 40 North Group and the 40 North Designee did not breach this Letter Agreement or the Confidentiality Agreement, then the Board of Directors shall promptly (and, in any event, within two (2) business days) reinstate such individual as a Director with a term to expire on the same date as such Director’s term would have expired immediately prior to such resignation and as a member of any Company committee of which such individual was a member as of immediately prior to such resignation; provided, that if such decision is thereafter reversed on a further appeal, then the 40 North Designee shall resign as a Director. Concurrently with the execution of this Letter Agreement, Henry R. Slack has signed and delivered to the Company a letter (in the form attached hereto as Exhibit B) irrevocably resigning as a Director, with such resignation effective as of the day the event described in clause (i) of this Section 1(g) first occurs. A “net long position” shall mean such shares of Common Stock beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis; provided, that “net long position” shall not include any shares as to which such person does not have the right to vote or direct the vote and shall be appropriately reduced to the extent such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

(h) At any time prior to the last day of the original Standstill Period, 40 North may deliver an irrevocable written notice to the Company electing to have the Relevant Annual Meeting (used in measuring the Standstill Period) be the 2021 Annual Meeting rather than the 2020 Annual Meeting. If the Company receives such notice from 40 North, upon her resignation as a Director with a term expiring at the 2020 Annual Meeting, the Board of Directors will appoint the 40 North Designee as a Director with a term expiring at the 2021 Annual Meeting and as a member of any Company committee of which the 40 North Designee was a member as of immediately prior to such resignation.

(i) If the Company commences a claim in a court of competent jurisdiction alleging that 40 North, the 40 North Group or the 40 North Designee materially breached this Letter Agreement or the Confidentiality Agreement (a “Claim”) (the period from the commencement of such Claim until determination by such court on the merits of such Claim, the “Interim Period”), notwithstanding any provision herein to the contrary (including Section 1(c) above), the Company and the Board of Directors shall be permitted, following a good faith determination of the Board of Directors (after taking into account the advice of outside counsel) to such effect, to treat the 40 North Designee in a good faith manner different than otherwise contemplated herein (including by limiting his or her deliberations with the rest of the Board of Directors, restricting the flow of information to the 40 North Designee, through formation of committees or otherwise, and/or restricting the flow of information learned by the 40 North Designee in his or her capacity as Director to the 40 North Group) or to take any other good faith actions that the Board of Directors deems appropriate in the circumstances; provided, however, that (i) the Company shall have provided five (5) business days’ written notice to the 40 North Designee prior to commencing such Claim and included the material allegations (and a summary of the relevant evidence) underlying such Claim in such notice, (ii) during such five (5) business day period, the independent Directors of the Board of Directors convened a meeting of the Board of Directors in which the 40 North Designee was given an opportunity (with the assistance of counsel) to rebut the allegations underlying such Claim and (iii) at or following such meeting, the majority of the independent Directors (for this purpose not counting the 40 North Designee in the numerator or denominator) determined, based on the advice of outside counsel, to proceed with such Claim based on a good faith belief that a material breach has occurred and is continuing or is irreparable.

(j) During the Standstill Period, the Company shall not adopt or enter into any stockholder rights plan or similar agreement or arrangement or amend its amended and restated Certificate of Incorporation (the “Certificate of Incorporation”) or Bylaws or pass any Board resolution pursuant to Article X of the Certificate of Incorporation, in each case, in a manner that would prohibit, impair or frustrate the ability of the 40 North Group to purchase Common Stock in amounts that would be permitted by Section 2(a)(i) of this Letter Agreement.

(k) If the Company does not hold the 2019 Annual Meeting prior to May 10, 2019 (subject to any adjournment thereof to a date no later than May 20, 2019), the Board of Directors shall appoint the 40 North Designee and the New Independent Director to the Board of Directors (for the terms identified in Section 1(b) and the committees thereof pursuant to Section 1(c)) on May 10, 2019 subject to such individuals having provided all of the information required by Section 1(b) and there not having occurred any material adverse development that would cause such attributes to be disqualifying, as reasonably determined by the Nominating and Governance Committee of the Board of Directors.

Section 2. Certain 40 North Group Actions.

(a) During the Standstill Period, at any meeting of the stockholders of the Company (or in connection with any action by written consent, if applicable) in which (or through which) action will be taken with respect to the election or removal of directors, the 40 North Group will cause the shares of Common Stock over which they have the right to vote or direct the voting to be present for quorum purposes and voted (or consent to be given (if applicable)) (i) in favor of all nominees for Director recommended by the Board of Directors, (ii) against any nominees for Director not recommended by the Board of Directors and (iii) against any proposals to remove any Director. In addition, during the Standstill Period, the 40 North Group will not, and will cause their respective Affiliates and its and their respective directors, officers and employees not to, and will direct Standard, its Affiliates, its and their respective directors, officers and employees and the consultants, agents, representatives, attorneys and advisors (to the extent directly or indirectly acting on its behalf) of the 40 North Group, Standard and their respective Affiliates not to, directly or indirectly, in any manner:

(i) purchase or cause to be purchased or otherwise acquire or agree to acquire Beneficial Ownership of any Common Stock such that, giving effect to such purchase or acquisition, such person’s individual or collective Beneficial Ownership would exceed 19.0% of the outstanding Common Stock;

(ii) (A) solicit proxies in, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in, any proxy solicitation (or consents or other authority if applicable) of stockholders of the Company (including any solicitation asking stockholders to withhold votes on a matter or vote on a matter) or encourage, assist, advise or influence any other person, or assist any third party in so encouraging, assisting, advising or influencing any person, with respect to the giving or withholding of any proxy, consent or other authority in any such solicitation of proxies, consents or other authority, other than, in the case of this Section 2(a)(ii)(A), (x) consistent with the Board of Directors’ recommendation or (y) in a proxy solicitation or other public opposition regarding an Extraordinary Transaction (so long as the 40 North Designee resigns from the Board of Directors concurrently with or prior to the commencement of such proxy solicitation or public opposition) or (B) conduct any other type of referendum (binding or non-binding) of stockholders of the Company or encourage, assist, advise or influence any other person, or assist any third party in so encouraging, assisting, advising or influencing any person, with respect to the giving or withholding of any proxy, consent or other authority in any such referendum other than, in the case of this Section 2(a)(ii)(B), at the Board of Directors’ direction;

(iii) make any proposal (binding or not binding) not supported by the Board of Directors at any Company stockholder meeting, including any such proposal to elect or remove Directors;

(iv) institute any litigation against the Company, its Directors or its officers, make any “books and records” demands against the Company or make application or demand to a court or other person for an inspection, investigation or examination of the Company or its subsidiaries or Affiliates (whether pursuant to Section 220 of the Delaware General Corporation Law or otherwise) other than (in the case of non-“books and records” litigation) as may be necessary to enforce the terms of this Letter Agreement;

(v) (i) enter into or maintain any economic, compensatory, pecuniary or other arrangements with the 40 North Designee that depend, directly or indirectly, on the performance of the Company or the price of its securities; provided, however, that compensation arrangements based on the overall value of the investment funds managed by the 40 North Group will not be considered to be arrangements covered by this Section 2(a)(v) unless the value of such funds depends primarily on the performance of the Company or the price of its securities, or (ii) enter into or maintain any economic, compensatory, pecuniary or other arrangements with any Directors (other than the 40 North Designee) or any nominees for Directors;

(vi) subject to Section 2(b), make, encourage, facilitate, or disclose support of (except, solely with respect to disclosure, to the extent required by applicable subpoena, legal process, other legal requirement or the rules of any securities exchange to which it is subject, unless such requirement arises as a result of the actions of the 40 North Group otherwise in violation of this Section 2), effect or seek to effect, assist or participate in any takeover proposal for the Company or its subsidiaries or other Extraordinary Transaction involving the Company or its subsidiaries (including without limitation a tender offer, merger, acquisition, sale or purchase of assets or securities, reorganization, restructuring, recapitalization or other similar transaction) (it being understood for the avoidance of doubt that the 40 North Designee may privately participate as a Director in discussions of the Board of Directors regarding such matters); enter into any arrangements or understandings with any potential or actual bidder (or financing source thereof) for the Company or its subsidiaries; make any public proposals for changes in the Company’s strategies, extraordinary or other transactions (including the ones listed above), Board of Directors or management items, or other matters relating to the Company’s business; or act, alone or with others, to seek to control the management, Board of Directors, policies or strategies of the Company (other than through the 40 North Designee’s private participation as a Director); provided, however, nothing in this Section 2 will prevent the 40 North Group (A) from participating as a bidder or financing source in a sale process being conducted by the Board of Directors, (B) at the specific written request of the Board of Directors, from encouraging others to participate in such process (in each case, without disclosing any information regarding such process or its participation in such process, except as approved in advance by the Board of Directors) or (C) from making a public or private proposal regarding an Extraordinary Transaction in the event the Company enters into a definitive agreement with respect to an Extraordinary Transaction with a third party; provided, further, however, that to the extent the 40 North Group participates or, if allowed, encourages others to participate in such sale process specified in clauses (A) and (B) above, notwithstanding any other provision herein to the contrary (including Section 1(c) above), the Board of Directors shall be permitted to create appropriate conflict-related barriers for the 40 North Designee’s participation in deliberations and approval of the Board of Directors or any committee thereof with respect to such process and the 40 North Designee shall, where appropriate, recuse himself or herself from such deliberations and approvals;

(vii) seek or request an amendment, waiver or release of any of the provisions of this Section 2 (including this Section 2(a)(vii)); provided, however, the 40 North Group may make a private and confidential request (that is not by itself (or together with any other actions by the 40 North Group or the 40 North Designee) reasonably expected to become public or require public disclosure) to the Board of Directors for the Company to waive any restrictions contained in this Section 2;

(viii) grant any proxy, consent or other authority to vote any shares of Common Stock with respect to any matters (other than to the Company’s named proxies using the Company’s proxy card), deposit any shares of Common Stock in a voting trust or subject any shares of Common Stock to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like);

(ix) form any “groups” with respect to the Company or any subsidiaries or Affiliates thereof, including with respect to any of the foregoing, or work with or encourage any third parties to do any of the foregoing; or

(x) other than in Rule 144 compliant open market broker sale transactions where the identity of the purchaser is not known, sell or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, Common Stock or any derivatives relating to Common Stock to any third party that (i) has filed a Schedule 13D with respect to the Company or (ii) has run (or publicly announced an intention to run) a proxy contest with respect to another company in the past three years (but, in the case of either clause (i) or (ii), only if the 40 North Group knows, after reasonable inquiry, that the third party has, or will as a result of the transaction have, Beneficial Ownership of more than 10% of the outstanding Common Stock).

(b) Notwithstanding anything to the contrary in this Letter Agreement, this Section 2 shall in no way prohibit or restrict the 40 North Group from making confidential proposals with respect to an Extraordinary Transaction to the Board of Directors (or an authorized committee or representative thereof) at any time so long as the making of such confidential proposals does not require, and would not reasonably be expected to result in, any public disclosure by the Company or the 40 North Group.

(c) Notwithstanding anything to the contrary in this Letter Agreement, the Standstill Period shall terminate as of September 9, 2019 if Kathleen G. Reiland is not elected to serve on the Board of Directors at the 2019 Annual Meeting, 40 North proposes a replacement candidate to serve in lieu of Kathleen G. Reiland who satisfies all of the requirements of Section 1(d) and the Board of Directors fails to appoint Kathleen G. Reiland or such replacement candidate to the Board of Directors within ten (10) business days after such replacement candidate has been identified.  In the event Henry R. Slack is not elected to serve on the Board of Directors at the 2019 Annual Meeting, 40 North and the Company will conduct a joint search process to promptly identify a replacement New Independent Director in accordance with Section 1(e), and promptly after identification, the Board of Directors shall appoint such replacement in accordance with Section 1(e).

Section 3. Confidentiality and Trading Periods. The Company acknowledges and agrees that the 40 North Designee is permitted to and may provide confidential information (other than information whose provision would reasonably be expected to pose a material conflict of interest) he or she learns in his or her capacity as a Director to Specified 40 North Personnel (as defined in the Confidentiality Agreement) subject to and solely in accordance with the terms of the Confidentiality Agreement. Nothing in this Letter Agreement shall modify, expand or limit the obligations of the Parties under the Confidentiality Agreement; provided, however, that the Parties acknowledge and agree that during any Interim Period, the 40 North Designee shall be prohibited from disclosing any confidential information he or she learns in his or her capacity as a Director. Except as the Parties may otherwise agree, for so long as the 40 North Designee (or, for the avoidance of doubt, any replacement thereof appointed pursuant to Section 1(d)) remains a Director, the 40 North Group will not trade in Company securities (including Common Stock) except during periods when Directors are generally permitted to trade under applicable law, regulation, Company policy and any other legal obligation, of which periods 40 North will be notified by the Company reasonably in advance.

Section 4. Non-Disparagement. During the Standstill Period, each Party agrees that it will not, and will cause its Affiliates, directors, officers and employees not to, and will direct its consultants, agents, representatives, attorneys and advisors (to the extent directly or indirectly acting on its behalf), and with respect to the 40 North Group, the 40 North Group will direct Standard and its Affiliates, directors, officers and employees and its consultants, agents, representatives, attorneys and advisors (to the extent directly or indirectly acting on its behalf) not to, directly or indirectly, in any manner, alone or in concert with others, make, or cause to be made, any statement, filing or announcement that relates to and constitutes an ad hominem attack on, or disparages, (i) the Company, its officers, directors or employees or any person who has served as an officer, director or employee of the Company or (ii) the 40 North Group or any of their officers, directors or employees, in each of the cases in clauses (i) or (ii) of this Section 4, on or following the date hereof in any document or report filed with or furnished to the SEC or any other governmental agency, in any public communication, in any communication that would reasonably be expected to enter the public domain (including to any journalist or member of the media, whether as part of a television, radio, online, newspaper or magazine interview or otherwise), to any financial analyst (whether sell-side or buy-side), or to any stockholder, customer, supplier or business partner of the Company. The foregoing will not prevent (a) the making of any factual statement in the event that either Party or any of its representatives are required to make that statement by applicable subpoena, legal process, other legal requirement or the rules of any securities exchange to which it is subject or (b) a response by a Party to any statement made by the other Party which is in violation of this Section 4.

Section 5. Press Release and Public Communications. The Company will issue a press release in the form attached to this Letter Agreement as Exhibit C promptly following the execution and delivery of this Letter Agreement. Neither Party will make any public statements inconsistent with that press release, except as required by law or the rules of any stock exchange or with the prior written consent of the other Party. The Company acknowledges that the 40 North Group intends to file this Letter Agreement as an exhibit to its Schedule 13D pursuant to an amendment that the Company shall have the opportunity to review in advance. The 40 North Group will consider in good faith any changes requested by the Company to the foregoing filing.

Section 6. Affiliates and Other Parties. The 40 North Group agrees to be responsible for any action or omission (including any failure of Standard, its Affiliates or its or their respective directors, officers and employees to follow any direction required to be given by the 40 North Group pursuant to this Letter Agreement) by any of the following that would constitute a breach of this Letter Agreement if directly or indirectly taken or omitted by the 40 North Group: (i) David S. Winter, David J. Millstone, the 40 North Designee (or, for the avoidance of doubt, any replacement thereof), Standard, any of their Affiliates, the Affiliates of the 40 North Group, or the respective directors, officers and employees of any of the foregoing and (ii) any of the 40 North Group’s consultants, agents, representatives, attorneys and advisors, to the extent such persons are directly or indirectly acting on its behalf; it being further understood for clarification that the restrictions set forth herein on the 40 North Group shall be deemed to have been violated if the 40 North Group fails to prevent any of the foregoing persons from taking or omitting to take actions in a manner that would violate those restrictions if directly or indirectly taken or omitted by the 40 North Group. 40 North agrees to advise the other persons and entities that constitute the 40 North Group and the other persons and entities described in clauses (i) and (ii) of this Section 6 of the restrictions set forth in this Letter Agreement and shall direct such persons and entities to abide by such restrictions.

Section 7. Counterparts. This Letter Agreement may be executed in two or more counterparts, each of which will be considered to be an original but all of which will be considered to be the same agreement.

Section 8. Specific Performance. Each Party acknowledges and agrees that irreparable injury to the other Party would occur in the event that any of the provisions of this Letter Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages are not an adequate remedy for such a breach. It is accordingly agreed that each Party will be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof. In the event that any action shall be brought in equity to enforce the provisions of this Letter Agreement, neither Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law. The Parties hereby acknowledge that it is their intent to expedite the resolution of any dispute, controversy or claim hereunder and that neither Party will oppose any motion for any expedited discovery or expedited hearing in connection with any alleged breach of this Letter Agreement. This Section 8 is not the exclusive remedy for any violation of this Letter Agreement.

Section 9. Applicable Law; Jurisdiction. Each of the Parties hereto irrevocably (a) consents to submit itself to the personal jurisdiction of the Court of Chancery (or, if such court declines to accept jurisdiction, any other federal or state courts of the State of Delaware) in the event any dispute arises out of this Letter Agreement or the transactions contemplated by this Letter Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Letter Agreement or the transactions contemplated by this Letter Agreement in any court other than the Court of Chancery (or, if such court declines to accept jurisdiction, any other federal or state courts of the State of Delaware), waives any argument that such courts are an inconvenient or improper forum and waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other Party seeks to enforce the terms by way of equitable relief and (e) consents to service of process by a reputable overnight delivery service, signature requested, to the address of such Party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

Section 10. Certain Definitions. For purposes of this Letter Agreement:

(a) “2019 Annual Meeting” means the Company’s annual meeting of stockholders in 2019 (including any adjournments or postponements thereof).

(b) “2020 Annual Meeting” means the Company’s annual meeting of stockholders in 2020 (including any adjournments or postponements thereof).

(c) “2021 Annual Meeting” means the Company’s annual meeting of stockholders in 2021 (including any adjournments or postponements thereof).

(d) “2022 Annual Meeting” means the Company’s annual meeting of stockholders in 2022 (including any adjournments or postponements thereof).

(e) “40 North” means 40 North Management LLC.

(f) “40 North Group” means 40 North and the persons and entities listed following the signature of 40 North on the signature pages hereof, collectively and individually.

(g) “Affiliate” means, with respect to any person, any other person that, directly or indirectly, controls, or is controlled by, or is under common control with, such person; provided, however, a person shall only be deemed to have control if that person actually exercises such control with respect to the relevant action or omission.

(h) “Beneficial Ownership” by a person means ownership by such person of: (i) Common Stock, (ii) rights or options to own or acquire any Common Stock, whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise and (iii) any other economic exposure to Common Stock, including through any derivative transaction that gives such person, any of such person’s controlled Affiliates or with respect to the 40 North Group, Standard or any of its controlled Affiliates, the economic equivalent of ownership of an amount of Common Stock due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Common Stock, or which provides such person, any of such person’s controlled Affiliates or with respect to the 40 North Group, Standard or any of its controlled Affiliates, an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Common Stock, in any case without regard to whether (x) such derivative conveys any voting rights in Common Stock to such person, any of such person’s controlled Affiliates or with respect to the 40 North Group, Standard or any of its controlled Affiliates (y) the derivative is required to be, or capable of being, settled through delivery of Common Stock or (z) such person, any of such person’s controlled Affiliates or with respect to the 40 North Group, Standard or any of its controlled Affiliates, may have entered into other transactions that hedge the economic effect of such Beneficial Ownership of Common Stock. For purposes of this definition, no person shall have, or be deemed to have, “Beneficial Ownership” of any securities beneficially owned by any Director to the extent such securities were acquired directly from the Company by such Director as or pursuant to director compensation for serving as a director of the Company.

(i) “Board of Directors” means the Board of Directors of the Company.

(j) “Common Stock” means Common Stock, par value $0.01 per share, of the Company, and shall be deemed to include any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for Common Stock or such other securities, whether or not subject to the passage of time or other contingencies.

(k) “Confidentiality Agreement” means the confidentiality agreement, dated as of the date hereof, between the Company and the 40 North Group, the form of which is attached as Exhibit D hereto.

(l) “Director” means a director of the Board of Directors.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Extraordinary Transaction” means (i) any sale or issuance of securities, sale of assets, merger, reorganization or other business transaction that requires a vote of the Company’s stockholders pursuant to law or stock exchange rules or (ii) any tender offer for a majority of the outstanding equity securities of the Company.

(o) “Party” means the Company or the 40 North Group, and “Parties” mean the Company and the 40 North Group, collectively.

(p) “Relevant Annual Meeting” means the 2020 Annual Meeting or, if 40 North so elects pursuant to Section 1(h) above, the 2021 Annual Meeting.

(q) “SEC” means the Securities and Exchange Commission.

(r) “Standard” means Standard Industries Inc. a Delaware corporation.

(s) “Standstill Period” means, subject to Section 2(c), the period from the date of this Letter Agreement until the later of (i) forty-five (45) days before the deadline under the Bylaws for submission of stockholder notices of director nominations or non-Rule 14a-8 proposals (whichever is earlier, if different) for the Relevant Annual Meeting or, if earlier, March 15th in the year of the Relevant Annual Meeting and (ii) the fifteenth (15th) day following the day that the 40 North Designee (or, for the avoidance of doubt, any replacement appointed pursuant to Section 1(d)) is no longer a Director, or, if earlier, one day after the 2021 Annual Meeting.

Section 11. Entire Agreement; Successors and Assigns; No Third-Party Beneficiaries. This Letter Agreement, together with the Exhibits attached to this Letter Agreement and the Confidentiality Agreement, contain the entire understanding of the Parties with respect to the subject matter hereof. This Letter Agreement shall not be assignable by any of the Parties. This Letter Agreement, however, shall be binding on successors of the Parties. This Letter Agreement is solely for the benefit of the Parties and is not enforceable by any other persons.

Section 12. Additional Representation and Warranties. The 40 North Group represents and warrants to the Company that (a) 40 North, as the authorized signatory of the entities on behalf of which it is signing on the signature pages hereof, has the power and authority to execute this Letter Agreement and thereby bind such entities and (b) this Letter Agreement has been duly authorized, executed and delivered by the entities that comprise the 40 North Group, constitutes valid and binding obligations of such entities, and is enforceable against such entities in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles.

Section 13. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, (a) if given by facsimile and email, when such facsimile is transmitted to the facsimile number set forth below and the appropriate confirmation is received and such email is sent to the email address set forth below or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

If to the Company, to:

W. R. Grace & Co.

7500 Grace Drive

Columbia, MD 21044

Attention: Mark A. Shelnitz

Email: Mark.Shelnitz@grace.com

Facsimile: (410) 531-4545

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Andrew R. Brownstein; Gregory E. Ostling

Email: ARBrownstein@wlrk.com; GEOstling@wlrk.com

Facsimile: (212) 403-2000

If to 40 North or the 40 North Group, to:

40 North Management LLC

9 West 57th St., 30th Floor

New York, NY 10019

Attention: Howard J. Zauderer

Email: howard.zauderer@40north.com

Facsimile: (212) 821-1638

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Scott B. Crofton

Email: croftons@sullcrom.com

Facsimile: (212) 558-3588

[Signature Page Follows]

If the terms of this Letter Agreement are in accordance with your understanding, please sign where indicated below, whereupon this Letter Agreement will constitute a binding agreement among us.

W. R. GRACE & CO.

By:	/s/ Hudson La Force
	Name:	Hudson La Force
	Title:	President and Chief Executive Officer

[Signature Page to Letter Agreement]

Acknowledged and agreed to as of the date first written above:

40 North Management LLC

By:	/s/ David S. Winter
	Name:	David S. Winter
	Title:	Principal

By:	/s/ David J. Millstone
	Name:	David J. Millstone
	Title:	Principal

40 North GP III LLC

By:	/s/ David S. Winter
	Name:	David S. Winter
	Title:	Principal

By:	/s/ David J. Millstone
	Name:	David J. Millstone
	Title:	Principal

40 North Latitude Master Fund Ltd.

By:	/s/ David S. Winter
	Name:	David S. Winter
	Title:	Director

By:	/s/ David J. Millstone
	Name:	David J. Millstone
	Title:	Director

[Signature Page to Letter Agreement]

40 North Latitude Fund LP

By 40 North GP III LLC, its General Partner

By:	/s/ David S. Winter
	Name:	David S. Winter
	Title:	Principal

By:	/s/ David J. Millstone
	Name:	David J. Millstone
	Title:	Principal

[Signature Page to Letter Agreement]

EXHIBIT A

FORM OF IRREVOCABLE RESIGNATION - REILAND

To: The Board of Directors of W. R. Grace & Co.

Re: Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to that certain Letter Agreement, dated as of February 20, 2019, among W. R. Grace & Co. and the members of the 40 North Group signatory thereto (the “Agreement”). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

Effective as of the day that any of the events specified in Section 1(g)(i) or Section 1(g)(ii) of the Agreement first occur, I hereby resign from my position as a Director of the Company and from any and all committees of the Board of Directors on which I serve.

Sincerely,

Kathleen G. Reiland

EXHIBIT B

FORM OF IRREVOCABLE RESIGNATION - SLACK

To: The Board of Directors of W. R. Grace & Co.

Re: Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to that certain Letter Agreement, dated as of February 20, 2019, among W. R. Grace & Co. and the members of the 40 North Group signatory thereto (the “Agreement”). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

Effective as of the day that the event specified in Section 1(g)(i) of the Agreement first occurs, I hereby resign from my position as a Director of the Company and from any and all committees of the Board of Directors on which I serve.

Sincerely,

Henry R. Slack

EXHIBIT C

FORM OF PRESS RELEASE

News

Grace to Nominate Two Additional Directors

COLUMBIA, MD. – Feb. 20, 2019 – W. R. Grace & Co. (NYSE: GRA) today announced plans to nominate two additional directors in connection with its 2019 Annual Meeting of Stockholders. Henry (Hank) Slack, Chairman of Alico, Inc., and Kathleen (Kathy) Reiland, Global Head of Strategy and Development at Standard Industries Inc., will be added to the slate of nominees recommended by the Grace Board for election at the 2019 Annual Meeting. With the addition of two new directors, the Grace Board would expand from nine to 11 directors.

Grace’s decision to add two directors is made in collaboration with the Company’s largest shareholder, 40 North Latitude Master Fund Ltd. (“40 North”), which owns approximately 14 percent of the Company’s outstanding shares.

“We have a longstanding relationship with 40 North and appreciate their perspectives as a significant, long-term shareholder,” said Hudson La Force, President and Chief Executive Officer. “Our recent investments to accelerate growth and extend our competitive advantages are producing results, and we look forward to working with Hank and Kathy to continue to deliver value to all shareholders.”

“We are pleased to nominate Hank and Kathy to our Board,” said Christopher J. Steffen, Lead Independent Director and Chair of Grace’s Nominating and Governance Committee. “Together they bring significant industry experience and the perspectives of a CEO and a strategist to our Board.”

“Grace has leading positions in its businesses and a compelling growth strategy,” said David J. Millstone and David S. Winter, Co-Chief Executive Officers of Standard and Co-Chief Investment Officers of 40 North. “As long-term shareholders, our significant investment in Grace reflects our confidence in the management team and the company’s growth potential. We enjoy a positive relationship with Grace and its Board, and appreciate the company’s commitment to nominate Hank and Kathy to the Board.”

In connection with today’s announcement, Grace and 40 North have entered into an agreement which will be filed as an exhibit to a Form 8-K filed with the Securities and Exchange Commission.

About Henry (Hank) Slack

Henry (Hank) Slack is Chairman of Alico, Inc. and was Executive Chairman of Alico from 2013 to 2017. From 2001 until 2010, Mr. Slack was Chairman of Terra Industries. Mr. Slack previously served as the Chief Executive Officer of Minorco SA and as a board member of SABMiller plc, Salomon Brothers and Anglo American Corporation. Mr. Slack graduated from Princeton University in 1972 with a B.A. degree in history.

About Kathleen (Kathy) Grady Reiland

Kathy Reiland is Global Head of Strategy and Development for, and a Board Member of, Standard Industries Inc. Prior to joining Standard Industries, Ms. Reiland served as a Senior Managing Director at Evercore, a global independent investment banking advisory firm. She joined Evercore shortly after its inception and, over the course of her 18-year career there, helped manage the firm’s investing and mergers and acquisitions advisory businesses and helped take Evercore public in 2006. Ms. Reiland earned her B.A. degree from Duke University and an MBA from the Tuck School of Business Administration at Dartmouth.

About Grace

Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 3,900 employees, Grace operates and/or sells to customers in over 70 countries. More information about Grace is available at grace.com.

Page 1 of 2 | grace.com	Talent | Technology | Trust™

News

# # #

This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the costs and availability of raw materials, energy and transportation; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's pension obligations; its legal and environmental proceedings; environmental compliance costs; the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods, and force majeure events; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

Media Relations

Rich Badmington

T +1 410.531.4370

rich.badmington@grace.com

Investor Relations

Jeremy Rohen

+1 410.531.8234

jeremy.rohen@grace.com

Page 2 of 2 | grace.com	Talent | Technology | Trust™

EXHIBIT D

FORM OF CONFIDENTIALITY AGREEMENT

W. R. Grace & Co.

February 20, 2019

40 North Management LLC
9 West 57th Street, 30th Floor
New York, NY 10019
Attention: David S. Winter and David J. Millstone

Ladies and Gentlemen:

W. R. Grace & Co. (the “Company”), on the one hand, and 40 North Management LLC (“40 North”) and the persons and entities listed following the signature of 40 North on the signature pages hereof (including 40 North and, collectively and individually, the “40 North Group” or “you”), on the other hand, have mutually agreed to the terms contained in this letter agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the other letter agreement (the “Concurrent Letter Agreement”), dated February 20, 2019, by and among the Company and the 40 North Group. The “40 North Designee” shall mean Kathleen G. Reiland or any replacement therefor designated by the 40 North Group pursuant to the Concurrent Letter Agreement. This letter agreement shall become effective upon the date hereof. The Company understands and agrees (for your benefit and for the benefit of the 40 North Designee) that, subject to the terms of, and in accordance with, this letter agreement and the Concurrent Letter Agreement, the 40 North Designee may, if and to the extent he or she desires to do so (and subject to his or her fiduciary duties), confidentially disclose information he or she obtains while serving as a member of the Board of Directors (the “Board”) of the Company to you and the Specified 40 North Personnel (as hereinafter defined), and may confidentially discuss such information with such persons, subject to the terms and conditions of this letter agreement and the Concurrent Letter Agreement. Further, from the date hereof until the date of the 2019 Annual Meeting, the Company is willing to directly furnish or otherwise make available Company Information (as hereinafter defined) to Kathleen G. Reiland, David S. Winter, David J. Millstone, Jason Pollack, Abdallah Simaika, Hamilton South, Howard Zauderer and 40 North’s outside counsel and any other person approved in writing by the Company (collectively, the “Limited 40 North Personnel”); provided that any Company Information provided prior to the 2019 Annual Meeting shall be treated as Highly Sensitive Information (as hereinafter defined) until the 2019 Annual Meeting, after which time such designation shall no longer apply to such information but shall continue to be treated as Company Information. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include strategic, business or financial planning information, financial results, financial projections and forecasts, information about the deliberations of the Board or its committees as a whole or of individual members of the Board or its committees or members of the Company’s management, non-privileged advice received by such parties or individuals from the Company’s attorneys, accountants, consultants or other advisors, trade secrets or other business information the disclosure of which could harm the Company.

In consideration for, and as a condition of, the information being furnished to you and, subject to the restrictions in Section 2 hereof, the Specified 40 North Personnel, you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or affiliates that is disclosed, furnished or made available to you or the Specified 40 North Personnel (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by the 40 North Designee (in his or her capacity as a director of the Company) or by or on behalf of the Company or any its agents, representatives, attorneys, advisors, directors (other than a 40 North Designee), officers or employees (collectively, the “Company Representatives”), including without limitation information furnished by or on behalf of the Company or any Company Representative to the 40 North Designee who in turn furnishes it to you or the Specified 40 North Personnel, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring or relating to, based upon or derived from such information, in whole or in part (collectively, but subject to Section 1 below, “Company Information”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.

The Company shall be permitted to designate from time to time in good faith certain highly sensitive Company Information as “Highly Sensitive Information” which may be shared among the Limited 40 North Personnel, but may not be shared with the Specified 40 North Personnel who are not Limited 40 North Personnel; provided, that the Company will not utilize this right of designation for the purpose of discriminating against the 40 North Designee in order to limit his or her participation in substantive deliberations of the Board. The Company agrees that from and after the 2019 Annual Meeting, the designation of Highly Sensitive Information shall only apply to specific Company Information that (a) was determined by the Chief Executive Officer of the Company or the Board to reasonably require such treatment and (b) has a legend stamped on applicable written materials that reads: “HIGHLY SENSITIVE INFORMATION - Limited 40 North Personnel Only”.

For the purposes of this letter agreement, “Specified 40 North Personnel” means (i) the employees of the 40 North Group (including Kathleen G. Reiland and any replacement therefor designated by the 40 North Group pursuant to the Concurrent Letter Agreement), Standard Industries Inc., a Delaware corporation (“Standard”), any Affiliate (as defined in the Concurrent Letter Agreement) of the 40 North Group or any Affiliate of Standard (other than, in each case, any non-legal department employee whose principal responsibilities as a non-legal department employee are with any operating company of Standard or any of its subsidiaries) and (ii) outside counsel to 40 North, in each case, who are informed by you of the confidential nature of such information and agree to abide for the benefit of the Company to the terms hereof;

1. The term “Company Information” does not include information that (a) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or the Specified 40 North Personnel or (b) was within your or any of the Specified 40 North Personnel’s possession on a non-confidential basis prior to its being furnished, disclosed or made available to you or any Specified 40 North Personnel by or on behalf of the Company or the Company Representatives; provided, that in the case of clause 1(b) above, the person giving you or any of the Specified 40 North Personnel such information was not believed by you or the Specified 40 North Personnel, after reasonable inquiry of such person, to be bound by an obligation of confidentiality to the Company or any of the Company Representatives with respect to such information at the time the information was disclosed to you or the Specified 40 North Personnel.

 2

2. You and the Specified 40 North Personnel will, and you will cause the Specified 40 North Personnel to, (a) keep the Company Information strictly confidential, (b) not disclose any of the Company Information in any manner whatsoever without the prior written consent of the Company and (c) not use the Company Information for any purpose other than monitoring and managing your investment in the Company; provided, however, that you and the Specified 40 North Personnel may privately disclose any of such information to the Specified 40 North Personnel (i) who need to know such information for the sole purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information and agree to abide for the benefit of the Company to the terms hereof; provided, further, that you will be responsible for any violation of this letter agreement by any former or current Specified 40 North Personnel (including David S. Winter, David J. Millstone, Kathleen G. Reiland and any replacement therefor designated by the 40 North Group pursuant the Concurrent Letter Agreement) as if they were parties hereto. Furthermore, you will not, and you will cause the Limited 40 North Personnel not to, disclose any Highly Sensitive Information to any person other than other than Limited 40 North Personnel. For the avoidance of doubt, subject to Section 3 you shall not, and you shall cause the Specified 40 North Personnel (including Kathleen G. Reiland and any replacement therefor designated by the 40 North Group pursuant to the Concurrent Letter Agreement) not to, disclose or make available any Company Information to anyone other than you or the Specified 40 North Personnel. It is understood and agreed that no 40 North Designee shall disclose or make available to you or the Specified 40 North Personnel any Legal Advice (as defined below) that may be included in the Company Information, and that the Company does not intend to waive any legal privilege or immunity. “Legal Advice” as used herein shall be limited to the legal advice provided to the Company or its directors by the Company’s (internal or external) legal counsel and that is subject to an attorney client privilege, work product doctrine or other legal privilege or immunity that could reasonably likely be waived by disclosure to you or any of the Specified 40 North Personnel, and shall further be limited to such advice that the Company’s legal counsel has indicated is so privileged.

3. In the event that you or any of the Specified 40 North Personnel are required by applicable subpoena, legal process or other legal requirement, or formally requested in an audit or examination by a regulator or self-regulatory organization with jurisdiction to regulate or oversee any aspect of your business (“Regulator”), to disclose any of the Company Information, you will, to the extent legally permissible, promptly notify the Company in writing in advance by facsimile and electronic mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense. Following notification by you to the Company (or before such notification if prior notification is not legally permissible), you may honor any such subpoena, legal process, other legal requirement or Regulator’s request that requires discovery, disclosure or production of the Company Information if and solely to the extent that (a) you produce or disclose only that portion of the Company Information which your outside legal counsel of national standing advises you is legally required to be so produced or disclosed and you inform the recipient of such Company Information of the existence of this letter agreement and the confidential nature of such Company Information and you cooperate with the Company, at the Company’s cost and expense, if it decides to seek a protective order or other relief to prevent the disclosure of the Company Information or to obtain reliable assurance that confidential treatment will be afforded the Company Information; or (b) the Company consents in writing to having the Company Information produced or disclosed pursuant to such subpoena, legal process, other legal requirement or Regulator’s request. In no event will you or any of the Specified 40 North Personnel oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Company Information or to obtain reliable assurance that confidential treatment will be afforded the Company Information. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Company Information solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the Common Stock of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

 3

4. You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Company Information, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of the Specified 40 North Personnel relating to or resulting from the use of the Company Information or any errors therein or omissions therefrom. You and the Specified 40 North Personnel (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chief Executive Officer, General Counsel and/or such other persons approved in writing by the Chief Executive Officer, General Counsel or the Board concerning Company Information, or seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, that the restriction in this sentence shall not apply to the 40 North Designee acting solely in his or her capacity as a director in accordance with the Concurrent Letter Agreement and the Company’s corporate governance policies and other guidelines.

5. All Company Information shall remain the property of the Company. Neither you nor any of the Specified 40 North Personnel shall by virtue of any disclosure of and/or your use of any Company Information acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time on or after the date on which a 40 North Designee no longer serves as a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company or destroy, at your option, all hard copies of the Company Information and use commercially reasonable efforts to permanently erase or delete all electronic copies of the Company Information in your or any of the Specified 40 North Personnel’s possession or control (and, upon the request of the Company, shall promptly certify to the Company that such Company Information has been erased or deleted, as the case may be); provided, however, that (a) your legal department and/or outside counsel may keep one copy of any Company Information (in electronic or paper form) solely for purposes of complying with applicable law or regulation and, in the case of your outside counsel, to document its services for 40 North in accordance with applicable professional standards (and such information shall not be disclosed or used for any other purposes) and (b) you and/or outside counsel may retain Company Information to the extent it is “backed-up” on your and/or their electronic information management and computer systems or servers in the ordinary course and is not immediately available to an end user (and such information shall not be recovered from such systems or servers except as expressly permitted above); provided, that any Company Information retained pursuant to clauses (a) and/or (b) shall be subject to the confidentiality terms of this letter agreement notwithstanding any termination or expiration of this letter agreement until such information is returned or destroyed or no longer constitutes Company Information pursuant to the terms hereof. Notwithstanding the return or erasure or deletion of Company Information, you and the Specified 40 North Personnel will continue to be bound by the obligations contained herein.

 4

6. You acknowledge, and will advise the Specified 40 North Personnel, that the Company Information may constitute material non-public information under applicable federal and state securities laws, and you agree that neither you nor any of the Specified 40 North Personnel shall trade or engage in any derivative or other transaction on the basis of such information in violation of such laws. The Company agrees not to furnish or otherwise make available to the 40 North Group any information that would result in the 40 North Group being restricted from trading in the Company’s securities during any time period that the Company’s directors are not subject to restrictions from trading under the Company’s insider trading policy unless the 40 North Group provides its prior written consent. The Company further agrees to promptly inform the 40 North Group reasonably in advance of the opening and closing of the trading window in which the Company’s directors are permitted to trade in the Company’s securities under the Company’s insider trading policy.

7. You hereby represent and warrant to the Company that (a) you have all requisite company power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (b) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (c) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (d) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).

8. Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.

9. You acknowledge and agree that the value of the Company Information to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.

 5

10. Each of the parties hereto irrevocably (a) consents to submit itself to the personal jurisdiction of the Court of Chancery (or, if such court declines to accept jurisdiction, any other federal or state courts of the State of Delaware) in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the Court of Chancery (or, if such court declines to accept jurisdiction, any other federal or state courts of the State of Delaware), waives any argument that such courts are an inconvenient or improper forum and waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11. This letter agreement and the Concurrent Letter Agreement (including the exhibits thereto) contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements or understandings, whether written or oral. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.

12. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, (a) if given by facsimile and email, when such facsimile is transmitted to the facsimile number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the addresses specified below:

 6

If to the Company, to:

W. R. Grace & Co.
7500 Grace Drive
Columbia, MD 21044
Attention: Mark A. Shelnitz
Email: Mark.Shelnitz@grace.com
Facsimile: (410) 531-4545

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: Andrew R. Brownstein; Gregory E. Ostling
Email: ARBrownstein@wlrk.com; GEOstling@wlrk.com
Facsimile: (212) 403-2000

If to 40 North or the 40 North Group, to:

40 North Management LLC

9 West 57th St., 30th Floor

New York, NY 10019
Attention: Howard J. Zauderer
Email: howard.zauderer@40north.com
Facsimile: (212) 821-1638

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004
Attention: Scott B. Crofton
Email: croftons@sullcrom.com
Facsimile: (212) 558-3588

13. If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

14. This letter agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.

15. This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties hereto.

16. Except as otherwise provided herein, this letter agreement shall expire eighteen (18) months after the date on which a 40 North Designee no longer serves as a director of the Company; except that you shall indefinitely maintain in accordance with the confidentiality obligations set forth herein any material constituting intellectual property (including patents, trade secrets, copyrights and trademarks).

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17. No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.

18. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement and the Concurrent Letter Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this letter agreement and the Concurrent Letter Agreement and the documents referred to herein and therein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this letter agreement or the Concurrent Letter Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this letter agreement or the Concurrent Letter Agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.”

19. The 40 North Group represents and warrants to the Company that (a) 40 North, as the authorized signatory of the entities on behalf of which it is signing on the signature pages hereof, has the power and authority to execute this letter agreement and thereby bind such entities, and (b) this letter agreement has been duly authorized, executed and delivered by the entities that comprise the 40 North Group, constitutes valid and binding obligations of such entities, and is enforceable against such entities in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles.

[Signature Pages Follow]

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If the terms of this letter agreement are in accordance with your understanding, please sign where indicated below, whereupon this letter agreement will constitute a binding agreement among us.

W. R. GRACE & CO.

By:
Name:	Hudson La Force
Title:	President and
Chief Executive Officer

[Signature Page to Letter Agreement]

Acknowledged and agreed to as of the date first written above:

40 North Management LLC

By:
	Name:	David S. Winter
	Title:	Principal

By:
	Name:	David J. Millstone
	Title:	Principal

40 North GP III LLC

By:
	Name:	David S. Winter
	Title:	Principal

By:
	Name:	David J. Millstone
	Title:	Principal

40 North Latitude Master Fund Ltd.

By:
	Name:	David S. Winter
	Title:	Director

By:
	Name:	David J. Millstone
	Title:	Director

[Signature Page to Letter Agreement]

40 North Latitude Fund LP

By 40 North GP III LLC, its General Partner

By:
	Name:	David S. Winter
	Title:	Principal

By:
	Name:	David J. Millstone
	Title:	Principal

[Signature Page to Letter Agreement]